CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated August 4, 1997 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 41.

                                  /s/ Arthur Andersen LLP

                                  ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
 October 29, 1997